EXHIBIT 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (“Agreement”) by and between Rithm Capital Corp. (f/k/a/ New Residential Investment Corp.) (the “Company”) and Michael Nierenberg (the “Executive”).

WHEREAS, the Employment Agreement generally established the terms and conditions of the Executive’s annual cash compensation and the Executive’s annual awards of long-term incentive compensation, subject in either case to the discretion of the Compensation Committee of the Board to increase the amounts payable as base salary, annual target bonus and annual long-term incentives thereunder; and

WHEREAS, the Company and the Executive have agreed that, in consideration for the Compensation Committee agreeing to provide the Executive a higher opportunity with respect to his annual long-term incentive compensation, (i) the minimum amounts payable as base salary and annual target bonus shall be decreased, (ii) the minimum amount of long-term incentives required to be provided in the form of time-vesting awards shall be decreased, and (iii) the minimum amount of long-term incentives required to be provided in the form of performance vesting amounts shall be increased, commencing with the Executive’s services in calendar year 2024.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1Section 3(a) of the Employment Agreement is amended to replace “Effective as of January 1, 2023” with “Effective as of April 1, 2024” and to substitute the figure “$1,000,000” for the figure “$1,250,000”.

2Section 3(b) of the Employment Agreement is amended to substitute the figure “$4,000,000” for the figure “$5,000,000”.

3Section 3(c)(i) of the Employment Agreement is amended to substitute the figure “$3,000,000” for the figure “$4,375,000”.

4Section 3(c)(ii) of the Employment Agreement is amended to substitute the figure “$9,000,000” for the figure “$4,375,000” and to add the words “(or greater percentage as the Compensation Committee shall specify from time to time)” immediately following the percentage “150%”.

5Except as otherwise specified in the foregoing sections of this First Amendment, the terms of the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, a duly authorized officer of the Company and the Executive have caused this First Amendment to be executed as of the date(s) indicated below.

RITHM CAPITAL CORP.

/s/ Nicola Santoro, Jr.
By: Nicola Santoro, Jr.
Its: Chief Financial Officer
Dated: March 15, 2024
EXECUTIVE
/s/ Michael Nierenberg
Michael Nierenberg
Dated: March 15, 2024